U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2014

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 24, 2014, we and Regency Capital Corporation (“Regency”), a company formed under the laws of the Turks and Caicos Islands, entered into a third amendment (the “Third Amendment”) of the Share Purchase Agreement (the “Regency Share Purchase Agreement”), dated as of November 22, 2013, as previously amended on February 13, 2014 and March 19, 2014, under which Regency currently has the right to purchase 685,000 shares of our Common Stock, par value $0.001 per share, prior to June 30, 2014. As a result of the third amendment, the period of time during which Regency may purchase the 685,000 shares has been extended to September 30, 2014. In all other respects the agreement with Regency remains unamended. A copy of the Third Amendment is attached as Exhibit 10.36 to this Current Report on Form 8-K.

Regency owns 553,787 shares of our Common Stock as of the date of this Current Report. Regency is an affiliate of XOptics (PTC) Ltd., a British Virgin Islands company, which holds all 15,800,000 outstanding shares of our Nonvoting Convertible Preferred Stock as of the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.36	Third Amendment, dated as of June 24, 2014, to the Share Purchase Agreement, dated as of November 22, 2013, as theretofore amended, between SurePure, Inc. and Regency Capital Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.

(Registrant)

Date: June 26, 2014	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.36	Third Amendment, dated as of June 24, 2014, to the Share Purchase Agreement, dated as of November 22, 2013, as theretofore amended, between SurePure, Inc. and Regency Capital Corporation